As filed with the Securities and Exchange Commission on March 27, 2003
                                                Registration No. 333-__________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             -----------------------

                                    FORM S-8
                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933

                             -----------------------

                                REUTERS GROUP PLC
             (Exact Name of Registrant as Specified in Its Charter)


        ENGLAND AND WALES                                   NONE
(State or Other Jurisdiction of             (I.R.S. Employer Identification No.)
 Incorporation or Organization)


                                 85 FLEET STREET
                            LONDON EC4P 4AJ, ENGLAND
                    (Address of Principal Executive Offices)

                             -----------------------

              THE REUTERS/MULTEX TRANSITIONAL ROLLOVER ARRANGEMENTS
                            (Full Title of the Plan)

                             -----------------------

            NANCY C. GARDNER                      Please send copies of all
          REUTERS AMERICA INC.                        communications to:
          THE REUTERS BUILDING                          JOHN EVANGELAKOS
      3 TIMES SQUARE, 20TH FLOOR                    SULLIVAN & CROMWELL LLP
         NEW YORK, NY 10036                             125 BROAD STREET
(Name and Address of Agent for Service)             NEW YORK, NY 10004-2498
           (646) 223-4000                                (212) 558-4000
(Telephone Number, Including Area Code,
       of Agent for Service)

                             -----------------------

                                          CALCULATION OF REGISTRATION FEE

======================================================================================================================
              Title of                    Amount       Proposed Maximum     Proposed Maximum
          Securities to be                to be         Offering Price         Aggregate              Amount of
             Registered               Registered(2)      Per Share(3)       Offering Price(3)     Registration Fee
----------------------------------------------------------------------------------------------------------------------
 Ordinary Shares, nominal value
     25 pence per share (1)             5,000,000          $1.75              $8,750,000               $710
======================================================================================================================

                            -----------------------

(1) American Depositary Receipts evidencing American Depositary Shares ("ADSs") deliverable on deposit of the Ordinary Shares, nominal value 25 pence per share (the "Ordinary Shares"), of Reuters Group PLC (the "Registrant") have been registered pursuant to a separate Registration Statement on Form F-6 (No. 333-8386) filed with the Commission on February 26, 1998. Each American Depositary Share represents six Ordinary Shares.

(2) The number of Ordinary Shares being registered represents the estimated maximum aggregate number deliverable to employees in the United States pursuant to the Reuters/Multex Transitional Rollover Arrangements.

     This Registration Statement on Form S-8 shall also cover any additional Ordinary Shares which become deliverable under the Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of outstanding Ordinary Shares of the Registrant.

(3) In accordance with Rule 457(h), the proposed maximum offering price per share has been calculated pursuant to Rule 457(c). The translation of the average of the high and low ordinary share prices on March 26, 2003 on the London Stock Exchange from 1.11 pounds Sterling into US dollars has been\ made at the noon buying rate on March 26, 2003 of (pound)1=$1.5742. The resulting proposed maximum offering price per share, $1.75, has been multiplied by the amount of shares to be registered to obtain the proposed maximum aggregate offering price of $8,750,000.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement on Form S-8 (the "REGISTRATION STATEMENT") in accordance with Rule 428 under the Securities Act, as amended (the "SECURITIES ACT"), and the "Note" to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents, which have been filed with or furnished to the Securities and Exchange Commission (the "COMMISSION") by the Registrant, are incorporated herein by reference and made a part hereof:

         (a) the Registrant's Annual Report on Form 20-F for the fiscal year ended December 31, 2002 (the "2002 ANNUAL REPORT");

         (b) the Registrant's Special Report on Form 6-K dated March 5, 1998, which includes a description of the Registrant's share capital and the American depositary receipts representing the Registrant's ordinary shares of 25p each; and

         (c) all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT") subsequent to the effective date of this Registration Statement, prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered hereby have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

         Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

ITEM 4. DESCRIPTION OF SECURITIES

         Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

         None.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         English law does not permit a company to indemnify a director or an officer of the company against any liability which by virtue of any rule of law would otherwise attach to him in respect of negligence, default, breach of duty or breach of trust in relation to the company except liability incurred by such director or officer in defending any legal proceeding (whether civil or criminal) in which judgment is given in his favor or in which he is acquitted or in certain instances where, although he is liable, a court finds such director or officer acted honestly and reasonably and that having regard to all the circumstances he ought fairly to be excused and relief is granted by the court.

         Regulation 155 of the Registrant's Articles of Association provides:

         "Subject to the provisions of and so far as may be consistent with the [Companies Act 1985 and other companies legislation], every Director, Auditor, Secretary or other officer of the [Registrant] shall be entitled to be indemnified by the Registrant out of its own funds against all costs, charges, losses, expenses and liabilities incurred by him in the actual or purported execution and/or discharge of his duties and/or the exercise or purported exercise of his powers and/or otherwise in relation to or in connection with his duties, powers or office including (without prejudice to the generality of the foregoing) any liability incurred by him in defending any proceedings, civil or criminal, which relate to anything done or omitted or alleged to have been done or omitted by him as an officer or employee of the [Registrant] and in which judgment is given in his favor (or the proceedings are otherwise disposed of without any finding or admission of any material breach of duty on his part) or in which he is acquitted or in connection with any application under any statute for relief from liability in respect of any such act or omission in which relief is granted to him by the Court."

         Regulation 89(B) of the Registrant's Articles of Association provides:

         "Without prejudice to the provisions of Regulation 155 the Directors shall have power to purchase and maintain insurance for or for the benefit of any persons who are or were at any time directors, officers or employees or auditors of the [Registrant], or of any other company which is its parent undertaking or in which the [Registrant] or such parent undertaking or any of the predecessors of the [Registrant] or of such parent undertaking has any interest whether direct or indirect or which is in any way allied to or associated with the [Registrant], or of any subsidiary undertaking of the [Registrant] or of any such other company, or who are or were at any time trustees of any pension fund in which any employees of the [Registrant] or of any such other company or subsidiary undertaking are interested, including (without prejudice to the generality of the foregoing) insurance against any liability incurred by such persons in respect of any act or omission in the actual or purported execution and/or discharge of their duties and/or in the exercise or purported exercise of their powers and/or otherwise in relation to their duties, powers or offices in relation to the [Registrant] or any such other company, subsidiary undertaking or pension fund."

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8. EXHIBITS.

         The exhibits listed on the exhibit index at the end of this Registration Statement are included in this Registration Statement.

ITEM 9. UNDERTAKINGS.

         (a) The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

               Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with the Commission by the Registrant pursuant to
          Section 13 or 15 (d) of the Exchange Act that are incorporated by reference in this Registration Statement.

          (2) That, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as the indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant, Reuters Group PLC, a corporation organized and existing under the laws of England and Wales, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in London on the 27th day of March, 2003.


                                            Reuters Group PLC
                                            (Registrant)



                                            By:  /s/ DAVID JOHN GRIGSON
                                               ---------------------------------
                                               Name:  David John Grigson
                                               Title: Finance Director

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints David John Grigson (with full power to act alone), his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to do any and all things and execute any and all instruments that such attorney may deem necessary or advisable under the Securities Act, and any rules, regulations and requirements of the Commission in connection with the Registration Statement, including specifically, but without limiting the generality of the foregoing, the power and authority to sign his or her name in his or her capacity as an Officer, Director or Authorized Representative in the United States or in any other capacity with respect to this Registration Statement, and with respect to any and all amendments, including post-effective amendments, to this Registration Statement and to any and all instruments and documents filed as part of or in connection with this Registration Statement and all amendments thereto, including post-effective amendments.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following in the capacities indicated as of this 27th day of March, 2003.

SIGNATURE                               TITLE


/s/ CHRIS HOGG                          Chairman and Director
-----------------------------------
Sir Christopher Anthony Hogg


/s/ THOMAS HENRY GLOCER                 Chief Executive Officer and Director
-----------------------------------     (Principal Executive Officer)
Thomas Henry Glocer


/s/ DAVID JOHN GRIGSON                  Finance Director and Director
-----------------------------------     (Principal Financial and Accounting
David John Grigson                      Officer)


/s/ JOHN CRAVEN                         Director
-----------------------------------
Sir John Anthony Craven


/s/ PHILIP NEVILL GREEN                 Director
-----------------------------------
Philip Nevill Green


/s/ EDWARD R. KOZEL                     Director
-----------------------------------
Edward Kozel


/s/ DEVIN WENIG                         Executive Director and Director
-----------------------------------
Devin Wenig


/s/ ROBERTO G. MENDOZA                  Director
-----------------------------------
Roberto G. Mendoza

/s/ R. OLVER                            Director
-----------------------------------
Richard Lake Olver


/s/ C. J. F. SINCLAIR                   Director
-----------------------------------
Charles James Francis Sinclair


/s/ IAN CHARLES STRACHAN                Director
-----------------------------------
Ian Charles Strachan


/s/ NANCY C. GARDNER                    Authorized U.S. Representative
-----------------------------------
Nancy C. Gardner

                                  EXHIBIT INDEX


Exhibit
Number        Description
------        -----------

4.1 Memorandum and Articles of Association of the Registrant as in effect on the date hereof (incorporated by reference from Exhibit
              1.1 to the 2001 Annual Report (No. 333-08354) filed with the Commission on March 13, 2002)

4.2 Deposit Agreement among the Registrant and Morgan Guaranty Trust Company of New York, as Depositary and the holders from time to time of the American Depositary Receipts issued there under, including the form of American Depositary Receipt (incorporated by reference from Form F-6 (No. 333-8386) filed with the Commission on February 26, 1998)

5             Not applicable*

23.1          Consent of PricewaterhouseCoopers LLP, independent accountants

24            Power of Attorney (included in signature pages)








--------------------
* The ordinary shares of the Registrant to be delivered to employees under the Reuters/Multex Transitional Rollover Arrangements will not be original issuance securities. Accordingly, an opinion of counsel as to the legality of the securities being registered is not filed herewith pursuant to the instruction contained in Item 8(a) of Form S-8.